Exhibit 10.14

COMMON STOCK PURCHASE AGREEMENT

This COMMON STOCK PURCHASE AGREEMENT (“Agreement”) is made as of July 9, 2021 (the “Effective Date”), by and between Imago Biosciences, Inc., a Delaware corporation (the “Company”), and Pfizer Inc., a Delaware corporation (the “Investor”).

RECITALS

WHEREAS, the Company and the Investor are parties to that certain Information Rights Agreement, dated as of July 9, 2021 (the “Rights Agreement”), which agreement provides that the Investor shall purchase an aggregate of $20.0 million of the common stock of the Company (the “Common Stock”), in connection with the Company’s initial public offering of Common Stock (the “IPO”), on the terms and subject to the condition set forth in the Rights Agreement;

WHEREAS, in satisfaction of their respective obligations under Section 2.1 of the Rights Agreement, the Investor desires to purchase from the Company, and the Company desires to sell and issue to the Investor, $20.0 million of the Common Stock, in connection with the IPO on the terms and subject to the conditions set forth in this Agreement (the “Financing”);

WHEREAS, following the consummation of the Financing, the Company will have no further obligation under the Rights Agreement to issue to the Investor any additional shares of the Common Stock;

WHEREAS, the parties hereto have executed this Agreement on the Effective Date, which is contemporaneously with or prior to the effectiveness of the registration statement on Form S-1 filed by the Company with the Securities and Exchange Commission (the “SEC”) for the IPO; and

WHEREAS, the closing of the Financing shall take place concurrently with the closing of the IPO (the date of such closing, the “IPO Closing Date”) and at a price per share equal to the initial public offering price per share at which the Common Stock is sold to the public in the IPO (the “IPO Price”), as set forth on the cover of the final prospectus filed with the SEC.

WHEREAS, in order to effect the IPO, the Company shall enter into an Underwriting Agreement (the “Underwriting Agreement”) with Jefferies LLC, Cowen and Company, LLC, Stifel, Nicolaus & Company, Incorporated, and Guggenheim Securities, LLC, as representatives of the several underwriters named therein (the “Underwriters”).

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Purchase and Sale of Stock.

1.1 Sale and Issuance of Stock. The Company agrees to issue and sell to the Investor, and the Investor agrees to purchase from the Company, $20.0 million of Common Stock (the “Investment Amount”) at the IPO Price, in each case on the terms and subject to the condition set forth in this Agreement; The number of shares of Common Stock to be sold by the Company and purchased by the Investor hereunder (the “Shares”) shall equal the number of shares determined by dividing the Investment Amount (as adjusted as necessary pursuant to the provisos in the preceding sentence) by the IPO Price (rounded down to the nearest whole share). Payment of the purchase price for the Shares (the “Purchase

Price”) shall be made at the Closing (as defined below) by wire transfer of immediately available funds to the account specified in writing by the Company to the Investor no less than three business days prior to the IPO Closing Date, subject to the satisfaction of the conditions set forth in this Agreement. Payment of the Purchase Price for the Shares shall be made against delivery to the Investor of the Shares, which Shares shall be uncertificated and shall be registered in the name of the Investor on the books of the Company by the Company’s transfer agent.

1.2 Closing. The closing of the sale and purchase of the Shares (the “Closing”) will take place remotely via the exchange of documents and signatures after the satisfaction or waiver of each of the conditions set forth in Section 4 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) on the IPO Closing Date.

1.3 Deliveries by the Company. At the Closing, the Company shall deliver or cause to be delivered to the Purchaser the following items: (i) a copy of the irrevocable instructions to the Company’s transfer agent instructing the transfer agent to deliver the Shares; (iii) an opinion of Latham & Watkins LLP, counsel for the Company, addressed to the Investor, and dated the Closing Date, in a form reasonably acceptable to the Investor’ and (iv) a certificate, dated as of the Closing Date, signed by the Chief Executive Officer or Chief Financial Officer of the Company, confirming that the conditions to the Closing set forth in Section 4 have been satisfied.

2. Representations and Warranties of the Company. The Company hereby represents and warrants to the Investor that the following representations are true and correct as of the date hereof and as of the Closing (except to the extent any such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct as of such earlier date). As used in this Agreement, “Registration Statement” means the Company’s registration statement on Form S-1 filed and declared effective under the Securities Act of 1933, as amended (the “Securities Act”); “Preliminary Prospectus” means the most recent preliminary prospectus included in the Registration Statement at the time of effectiveness of the Registration Statement; “Prospectus” means the final prospectus filed by the Company pursuant to Rule 424 under the Securities Act relating to the IPO; and “Issuer Free Writing Prospectus” means any issuer free writing prospectus filed by the Company pursuant to Rule 433 under the Securities Act relating to the IPO.

2.1 Organization, Valid Existence and Qualification. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as currently conducted; and the Company’s subsidiary (the “Subsidiary”) is a company duly organized and validly existing under the laws of its jurisdiction of organization and has all requisite company power and authority to carry on its business as currently conducted. The Company is duly qualified to transact business as a foreign corporation in each jurisdiction in which it conducts its business, except where failure to be so qualified could not reasonably be expected to result, either individually or in the aggregate, in a material adverse effect on the Company’s financial condition, business or operations.

2.2 Registration Statement. The Registration Statement as of its effective date will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Preliminary Prospectus, including any Issuer Free Writing Prospectus, as of the date of effectiveness of the Registration Statement, and the Prospectus, as of its date and as of the IPO Closing Date, will not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading.

2.3 Authorization. All corporate action on the part of the Company necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder, and the authorization, issuance, sale and delivery of the Shares, has been taken or will be taken prior to the Closing, and this Agreement constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

2.4 Valid Issuance of Shares; Description of Capital Stock. The Shares that are being purchased by the Investor hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be transferred to the Investor free of liens, encumbrances and restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state and federal securities laws, and (b) any liens, encumbrances or restrictions on transfer that are created or imposed by the Investor. As of the IPO Closing Date, the Shares that are being purchased by the Investor hereunder will conform to the description of the Common Stock contained in the Prospectus. Subject in part to the truth and accuracy of the Investor’s representations set forth in Section 3 of this Agreement, the offer, sale and issuance of the Shares as contemplated by this Agreement are exempt from the registration requirements of applicable state and federal securities laws. As of the IPO Closing Date, the statements set forth in the Prospectus under the caption “Description of Capital Stock,” insofar as they purport to constitute a summary of the terms of the Company’s capital stock, are accurate, complete and fair in all material respects.

2.5 Non-Contravention. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the sale and issuance of Shares contemplated by this Agreement, except for the filing of notices of the sale of Shares pursuant to Regulation D promulgated under the Securities Act and applicable state securities laws. The Company is not in violation or default of any provision of its certificate of incorporation or bylaws, or in violation or default in any material respect of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, or, to its knowledge, of any provision of any federal or state statute, rule or regulation applicable to the Company, except for such violations or defaults of any federal or state statute, rule or regulation that could not reasonably be expected to result, either individually or in the aggregate, in a material adverse effect on the Company’s financial condition, business or operations. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any such violation or constitute, with or without the passage of time and giving of notice, either (i) a default in any material respect of any such instrument, judgment, order, writ or decree, or (ii) an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to the Company, in each case, which could reasonably be expected to result, either individually or in the aggregate, in a material adverse effect on the Company’s financial condition, business or operations.

2.6 Capitalization. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement. Except as a set forth in the Registration Statement and the Prospectus, there are no outstanding options, warrants, subscription rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any Common Stock or other shares or capital stock of the Company or the Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or the Subsidiary is or may become bound to issue additional Common Stock or other securities of the

Company or capital stock of any Subsidiary. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and non-assessable, have been issued in compliance with all federal and state corporate and securities laws (as applicable), and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Shares. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

2.7 Litigation. Except as disclosed in the Registration Statement and the Prospectus, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of this Agreement or the issuance and sale of the Shares or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a a material adverse effect on the Company’s financial condition, business or operations. Neither the Company nor the Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.

2.8 Absence of Labor Disputes. No labor dispute with the employees of the Company or the Subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its Subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, would result in a material adverse effect on the Company’s financial condition, business or operations.

2.9 Compliance. Neither the Company nor the Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or the Subsidiary under), nor has the Company or the Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a a material adverse effect on the Company’s financial condition, business or operations.

2.10 Environmental Laws. The Company and the Subsidiary (i) are in compliance with all federal, state, local and foreign laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands, or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations, issued, entered, promulgated or approved thereunder (“Environmental Laws”); (ii) have received all permits licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval where in each clause (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a material adverse effect on the Company’s financial condition, business or operations.

2.11 Regulatory Permits. Each of the Company and the Subsidiary possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the Registration Statement or Prospectus, except where the failure to possess such permits could not reasonably be expected to result in a material adverse effect on the Company’s financial condition, business or operations (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

2.12 Title to Assets. The Company and the Subsidiary have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiary, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiary and (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP and, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiary are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance.

2.13 Intellectual Property. Except as described in the Registration Statement and the Prospectus, to the Company’s knowledge, the Company and the Subsidiary have, or have rights to use, all material patents, trademarks, service marks, trade names, trade secrets, copyrights necessary and required for use in connection with their respective businesses as described in the Registration Statement and the Prospectus and which the failure to do so would have a a material adverse effect on the Company’s financial condition, business or operations (collectively, the “Intellectual Property Rights”). None of, and neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement, except where intentionally expired, terminated or abandoned in the ordinary course of the Company and the Subsidiary businesses, respectively. Neither the Company nor the Subsidiary has received, since the date of the latest audited financial statements included within the Registration Statement, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, which could reasonably be expected to have a a material adverse effect on the Company’s financial condition, business or operations. The Company and the Subsidiary have taken reasonable security measures to protect the secrecy and confidentiality of their trade secrets, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a material adverse effect.

2.14 Patents and Patent Applications. All patents and patent applications owned by or licensed to the Company or under which the Company has rights have, to the knowledge of the Company, been duly and properly filed and maintained, except where the failure to do so would not, singly or in the aggregate, have a a material adverse effect on the Company’s financial condition, business or operations. To the knowledge of the Company, the parties prosecuting such applications have complied with their duty of candor and disclosure to U.S. Patent and Trademark Office (the “USPTO”) in connection with such applications; and the Company is not aware of any facts required to be disclosed to the USPTO that were not disclosed to the USPTO and which would preclude the grant of a patent in connection with any such application or would reasonably be expected to form the basis of a finding of invalidity with respect to any patents that have issued with respect to such applications.

2.15 Tests and Preclinical and Clinical Trials. The studies, tests and preclinical and clinical trials conducted by or, to the Company’s knowledge, on behalf of the Company were and, if still ongoing, are being conducted in all material respects in accordance with experimental protocols, procedures and controls pursuant to accepted professional scientific standards and all authorizations and applicable regulatory laws, including, as applicable, without limitation, the Federal Food, Drug and Cosmetic Act and the rules and regulations promulgated thereunder; the descriptions of the results of such studies, tests and trials contained in the Registration and the Prospectus are, to the Company’s knowledge, accurate and complete in all material respects and fairly present the data derived from such studies, tests and trials; except to the extent disclosed in the Registration Statement and the Prospectus, or would not, singly or in the aggregate, result in a a material adverse effect on the Company’s financial condition, business or operations. The Company is not aware of any studies, tests or trials, the results of which the Company believes reasonably call into question the study, test, or trial results described or referred to in the Registration Statement and Prospectus when viewed in the context in which such results are described and the clinical state of development; and, except to the extent disclosed in the Registration Statement and the Prospectus, the Company has not received any notices or correspondence from the FDA or any governmental entity requiring the termination or suspension of any studies, tests or preclinical or clinical trials conducted by or on behalf of the Company, other than ordinary course communications with respect to modifications in connection with the design and implementation of such trials.

2.16 Insurance. The Company and the Subsidiary carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. The Company has no reason to believe that it or the Subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not, singly or in the aggregate, result in a material adverse effect on the Company’s financial condition, business or operations. Neither of the Company nor its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

2.17 Transactions With Affiliates and Employees. There are no business relationships or related-party transactions involving the Company, the Subsidiary or any other Person required by the Securities Act to be described in the Registration Statement or Prospectus or that have not been described as required.

2.18 Sarbanes-Oxley; Internal Accounting Controls. The Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of the Closing Date. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiary and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. Except as described in the Registration Statement or the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has a material adverse effect on the Company’s financial condition, business or operations, or is reasonably likely to have a a material adverse effect on the Company’s financial condition, business or operations on the Company’s internal control over financial reporting.

2.19 Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank, or other Person with respect to the transactions contemplated by this Agreement.

2.20 Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended, or a “controlled foreign corporation”, as defined in the Internal Revenue Code of 1986, as amended.

2.21 Registration Rights. Except as described in the Registration Statement and the Prospectus, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company or the Subsidiary.

2.22 Listing and Maintenance Requirements. As of the IPO Closing Date the Common Stock will be registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act. As of the IPO Closing Date, the Common Stock will be eligible for electronic transfer through the Depository Trust Company or another established clearing corporation.

2.23 Payment of Taxes. All federal, state and foreign income tax returns of the Company and the Subsidiary required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid (except as would not, singly or in the aggregate, result in a material adverse effect ), except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The Company and the Subsidiary have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not, singly or in the aggregate, result in a material adverse effect on the Company’s financial condition, business or operations, and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and the Subsidiary, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been established by the Company. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not, singly or in the aggregate, result in a material adverse effect on the Company’s financial condition, business or operations.

2.24 Foreign Corrupt Practices. Neither the Company nor the Subsidiary, nor to the knowledge of the Company or the Subsidiary, any agent or other person acting on behalf of the Company or the Subsidiary, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of FCPA.

2.25 Accountants. The Company’s accountants who certified the financial statements and supporting schedules included or incorporated by reference in the Registration Statement are independent public accountants as required by the Securities Act and the Public Company Accounting Oversight Board with respect to the Company.

2.26 Acknowledgment Regarding Investor’s Purchase of Securities. The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s length Investor with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by the Investor or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to the Investor’s purchase of the Shares. The Company further represents to the Investor that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

2.27 FDA Compliance. Except as described in the Registration Statement or the Prospectus, or would not, singly or in the aggregate, result in a Material Adverse Effect, the Company: (i) is and at all times has been in material compliance with all statutes, rules or regulations of the U.S. Food and Drug Administration (“FDA”) and other comparable governmental or regulatory agencies applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product under development, manufactured or distributed by the Company (“Applicable Regulatory Laws”); (ii) has not received any FDA Form 483, notice of adverse finding, warning letter, untitled letter or other correspondence or notice from the FDA or other comparable governmental or regulatory agencies alleging or asserting material non-compliance with any Applicable Regulatory Laws or any licenses, certificates, approvals, clearances, exemptions, authorizations, permits and supplements or amendments thereto required by any such Applicable Regulatory Laws (“Authorizations”); (iii) possesses all material Authorizations and such Authorizations are valid and in full force and effect and the Company is not in material violation of any term of any such Authorizations; (iv) has not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from the FDA or any other comparable governmental or regulatory agency or third party alleging that any product operation or activity is in material violation of any Applicable Regulatory Laws or Authorizations and has no knowledge that the FDA or any other comparable governmental or regulatory agency or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (v) has not received notice that the FDA or any other comparable governmental or regulatory agency has taken, is taking or intends to take action to limit, suspend, modify or revoke any material Authorizations and has no knowledge that the FDA or any other comparable governmental or regulatory agency is considering such action; and (vi) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Regulatory Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were materially complete and correct on the date filed (or were corrected or supplemented by a subsequent submission).

2.28 Sanctions. Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any director, officer, agent, employee or Affiliate of the Company or any Subsidiary is currently subject to or the target of any sanctions administered or enforced by the U.S. government, including without limitation by the Office of Foreign Assets Control of the U.S. Treasury Department, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the sale of the Shares, or knowingly lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as an agent, advisor, investor or otherwise) of Sanctions.

2.29 Money Laundering. The operations of the Company and the Subsidiary are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no Action or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

2.30 Cybersecurity. To the Company’s knowledge, there has been no material security breach or other material compromise of or relating to any of the Company’s information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”) and (A) the Company has not been notified of, and has no knowledge of any event or condition that would reasonably be expected to result in, any material security breach or other material compromise to its IT Systems and Data; (B) the Company is presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of this clause (B), individually or in the aggregate, have a Material Adverse Effect; and (C) the Company has implemented appropriate backup technology.

2.31 Privacy Laws. The Company and its Subsidiaries are, and at all prior times were, in material compliance with all applicable data privacy and security laws and regulations, including, without limitation, the Health Insurance Portability and Accountability Act (“HIPAA”), as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. Section 17921 et seq.) (collectively, “Privacy Laws”). To ensure compliance with the Privacy Laws, the Company and its Subsidiaries have in place, comply with, and take appropriate steps reasonably designed to ensure compliance in all material respects with their policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling, and analysis of Personal Data (the “Policies”). The Company provides accurate notice, when applicable, of its Policies to its customers, employees, third party vendors and representatives. The Policies provide accurate and sufficient notice of the Company’s then-current privacy practices relating to its subject matter and such Policies do not contain any material omissions of the Company’s then-current privacy practices. “Personal Data” means: (i) a natural persons’ name, street address, telephone number, email address, photograph, social security number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) Protected Health Information as defined by HIPAA; and (iv) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation. None of such disclosures made or contained in any of the Policies have been inaccurate, misleading, deceptive or in violation of any Privacy Laws or Policies in any material respect. The execution, delivery and performance of this Agreement or any other agreement referred to in this Agreement will not result in a breach of any Privacy Laws or Policies. Neither the Company nor any of its subsidiaries, (A) has received notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice, (B) is currently conducting or paying for, in whole or in part, any investigation, remediation or other corrective action pursuant to any Privacy Law, or (C) is a party to any order, decree, or agreement that imposed any obligation or liability under any Privacy Law.

3. Representations and Warranties of the Investor. The Investor hereby represents and warrants to the Company that the following representations are true and correct as of the date hereof and as of the Closing (except to the extent any such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct as of such earlier date):

3.1 Authorization. The investor has all requisite power and authority to enter into this Agreement, and this Agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

3.2 Purchase Entirely for Own Account. This Agreement is made with the Investor in reliance upon the Investor’s representations to the Company, which by the Investor’s execution of this Agreement the Investor hereby confirms, that the Shares acquired by the Investor hereunder will be acquired for investment for the Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Investor further represents that the Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation rights to such person or to any third person with respect to any of the Shares.

3.3 No Solicitation. At no time was the Investor presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the Shares.

3.4 Access to Information. The Investor has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Shares to be purchased by the Investor under this Agreement. The Investor further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares. The foregoing, however, does not in any way limit or modify the representations and warranties made by the Company in Section 2.

3.5 Investment Experience. The Investor understands that the purchase of the Shares involves substantial risk. The Investor has experience as an investor in securities of companies in the development stage and acknowledges that the Investor is able to fend for itself, can bear the economic risk of the Investor’s investment in the Shares, including a complete loss of the investment, and has such knowledge and experience in financial or business matters that the Investor is capable of evaluating the merits and risks of this investment in the Shares and protecting its own interests in connection with this investment. The Investor represents that the office in which its investment decision was made is located at the address set forth in Section 6.5.

3.6 Accredited Investor. The Investor understands the term “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act and is an “accredited investor” for the purposes of acquiring the Shares to be purchased by the Investor under this Agreement.

3.7 Restricted Securities.

(a) The Investor understands that the Shares are characterized as “restricted securities” under the Securities Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under the Securities Act and applicable regulations thereunder such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, the Investor represents that the Investor is familiar with Rule 144 of the Securities Act (“Rule 144”), as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

(b) The Investor understands that the certificates or book entries evidencing or representing the Shares may bear one or all of the following legends (or substantially similar legends):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF APPLICABLE STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

(c) The Shares shall not bear the transfer restrictions set forth in Section 3.7(b) hereof: (i) following a sale of Shares pursuant to an effective registration statement covering the resale of such Shares, (ii) following any sale of Shares pursuant to Rule 144 (or any successor provision then in effect), or (iii) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). In addition, the Shares shall not bear the transfer restrictions set forth in Section 3.7(b) hereof following a sale of Shares if, following a sale, such securities are not required to carry a legend pursuant to such applicable securities Laws. Notwithstanding the foregoing, the Company shall direct the Transfer Agent to remove the transfer restriction set forth in Section 3.7(b) applicable to the Shares upon the written request of the Purchaser, within two (2) Business Days of such request, at such time as the Shares issued upon exercise of the Warrant may be transferred without the requirement that the Company be in compliance with the public information requirements and without volume or manner-of-sale restrictions under Rule 144.

3.8 No Brokers. The Investor has not incurred, and will not incur in connection with the purchase of the Shares, any brokerage or finders’ fees, or agents’ commissions or similar liabilities.

4. Conditions to the Investor’s Obligations at Closing. The obligations of the Investor under this Agreement at Closing are subject to the fulfillment or waiver, on or by Closing, of each of the following conditions, which waiver may be given by written communication to the Company or its counsel in accordance with Section 6.5.

4.1 Representations and Warranties. Each of the representations and warranties of the Company contained in Section 2 shall be true and accurate in all material respects on and as of the Closing with the same force and effect as if they had been made at the Closing, except for (a) those representations and warranties that address matters only as of a particular date (which shall remain true and correct as of such particular date), and (b) those representations and warranties which (i) are qualified as to materiality or (ii) provide that the Company’s failure to comply with such representation or warranty would not result in a material adverse effect, which shall be true and accurate in every respect as of the Closing.

4.2 Performance. The Company shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale of the Shares described herein.

4.3 IPO. The Underwriters shall have purchased the Firm Shares (as defined in the Underwriting Agreement) at the IPO Price (less any underwriting discounts or commissions).

4.4 Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be duly obtained and effective as of the Closing, other than (a) the filing pursuant to Regulation D, promulgated under the Securities Act, and (b) the filings required by applicable state “blue sky” securities laws, rules and regulations.

4.5 Nasdaq Listing. The Common Stock shall have been approved for listing on The Nasdaq Global Select Market, subject only to official notice of issuance.

5. Conditions to the Company’s Obligations at Closing. The obligations of the Company under this Agreement at the Closing are subject to the fulfillment, on or by the Closing, of each of the following conditions, which waiver may be given by written communication to the Investor or its counsel in accordance with Section 6.5:

5.1 Representations and Warranties. The representations and warranties of the Investor contained in Section 3 shall be true and accurate in all material respects on and as of the Closing with the same force and effect as if they had been made at the Closing.

5.2 Performance. The Investor shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale of the Shares described herein.

5.3 Payment of the Purchase Price. The Investor shall have delivered the Purchase Price as specified in Section 1.1 of this Agreement.

5.4 Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required to be obtained by the Investor in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be duly obtained by the Investor and effective as of the Closing.

5.5 IPO. The Underwriters shall have purchased the Firm Shares at the IPO Price (less any underwriting discounts or commissions).

6. Miscellaneous.

6.1 Survival of Representations and Warranties. The respective representations and warranties of the Company and the Investor contained in, or made pursuant to, this Agreement shall survive the execution and delivery of this Agreement until the Closing, and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investor or the Company.

6.2 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of Delaware (without reference to the conflicts of law provisions thereof).

6.3 Counterparts; Facsimile Signatures. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed and delivered by facsimile, or by email in portable document format (.pdf), and upon such delivery of the signature page by such method will be deemed to have the same effect as if the original signature had been delivered to the other parties.

6.4 Headings; Interpretation. In this Agreement, (a) the meaning of defined terms shall be equally applicable to both the singular and plural forms of the terms defined, (b) the captions and headings are used only for convenience and are not to be considered in construing or interpreting this Agreement and (c) the words “including,” “includes” and “include” shall be deemed to be followed by the words “without limitation.” All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

6.5 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed electronic mail or confirmed facsimile if sent during normal business hours of the recipient, and if not sent during normal business hours, then on the next Business Day (as defined below); (c) five (5) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) Business Day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices not delivered personally or by facsimile or email transmission will be sent with postage and/or other charges prepaid and properly addressed to the party to be notified at the address, email address or facsimile number as follows, or at such other address, email address or facsimile number as such other party may designate by one of the indicated means of notice herein to the other parties hereto as follows:

If to Pfizer:

Pfizer Inc

235 East 42nd Street

New York, NY 10017

United States of America

Attention: ###

Email: ###

Copies to:

Pfizer Inc

235 East 42nd Street

New York, NY 10017

United States of America

Attention: ###

Email: ###

If to Company:

Imago BioSciences, Inc.

329 Oyster Point Blvd.

3rd Floor

South San Francisco, CA 94080

Attn: Chief Executive Officer

Email: ###

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

140 Scott Drive

Menlo Park, California 94025

Attn: ###

Email: ###

6.6 No Finder’s Fees. The Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders’ or broker’s fee (and any asserted liability as a result of the performance of services of any such finder or broker) for which the Investor or any of its officers, partners, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless the Investor from any liability for any commission or compensation in the nature of a finder’s or broker’s fee (and any asserted liability as a result of the performance of services by any such finder or broker) for which the Company or any of its officers, employees or representatives is responsible.

6.7 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor. Any amendment or waiver effected in accordance with this Section 6.7 shall be binding upon each holder of any Shares at the time outstanding, each future holder of such securities, and the Company. No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance. No waiver granted under this Agreement as to any one provision herein shall constitute a subsequent waiver of such provision or of any other provision herein, nor shall it constitute the waiver of any performance other than the actual performance specifically waived.

6.8 Severability. If any provision of this Agreement is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Agreement and the remainder of this Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Agreement.

6.9 Entire Agreement. This Agreement, together with all exhibits and schedules hereto, constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties, or obligations, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.

6.10 Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.

6.11 Costs, Expenses. The Company and the Investor will each bear their own expenses in connection with the preparation, execution and delivery of this Agreement and the consummation of the Financing.

6.12 Further Assurances. The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement.

6.13 Termination. This Agreement shall automatically terminate upon the earliest to occur, if any, of: (a) either the Company, on the one hand, or either of the Underwriters, on the other hand, advising the other in writing, prior to the execution of the Underwriting Agreement, that they have determined not to proceed with the IPO, (b) termination of the Underwriting Agreement (other than the provisions thereof which survive termination) prior to the sale of any of the Common Stock to the Underwriters, (c) the registration statement filed with the SEC with respect to the IPO is withdrawn, or (d) the written consent of each of the Company and the Investor.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this COMMON STOCK PURCHASE AGREEMENT as of the date first written above.

COMPANY:

IMAGO BIOSCIENCES, INC.

By:	/s/ Hugh Y. Rienhoff, Jr., M.D.

Name:	Hugh Y. Rienhoff, Jr., M.D.
Title:	Chief Executive Officer

INVESTOR:

PFIZER INC.

By:	/s/ John DeYoung

Name:	John DeYoung
Title:	Vice President

[Signature Page to Common Stock Purchase Agreement]